Exhibit 99.1

For Immediate Release

Contacts:

Thomas Cooke, Chairman/Chief Executive Officer; Andrew Clifford, President - (512) 940-1948

Saratoga Resources, Inc. Announces Approval of Disclosure Statement, Date

of Confirmation Hearing and Availability of Plan of Reorganization and

Disclosure Statement

Houston, TX – July 26, 2016 – Saratoga Resources, Inc. (OTC Pink Market: SARAQ; the “Company” or “Saratoga”) today announced that the U.S. Bankruptcy Court, Western District of Louisiana (the “Bankruptcy Court”) has issued an Order and Notice Approving Disclosure Statement, Fixing Time for Filing Acceptances or Rejections of Plan, Fixing Date for Confirmation Hearing and Requiring a Tabulation of Voting (the “Order”). Pursuant to the Order, the Bankruptcy Court approved the Company’s Disclosure Statement (the “Disclosure Statement”), fixed the date for filing objections to, and for filing acceptances or rejections of, the Company’s Plan of Reorganization (the “Plan”) for August 16, 2016 at 5:00 p.m. CST, and fixed the date of a hearing for confirmation of the Plan for August 23, 2016 at 1:30 p.m. to be held at 214 Jefferson Street, Suite 100, Lafayette, Louisiana.

The Order, Plan and Disclosure Statement, each with exhibits thereto, are on file and available for review at the Office of the Clerk of Court at the Bankruptcy Court at the above address and on the Court’s website www.lawb.uscourts.gov.  Copies of the Order, Plan, Disclosure Statement (including exhibits to each, as applicable) may be downloaded from a special page set up on the website of bankruptcy counsel for the Company, without cost, at http://hellerdraper.com/harvest/.  The Company will also provide, at no cost, a paper or electronic copy of the Plan, Disclosure Statement and Order to any person who makes a written request upon bankruptcy counsel either by mail, fax or e-mail to:

Heller, Draper, Patrick, Horn & Dabney, L.L.C.

Attn: Kelly Fritscher

650 Poydras Street, Suite 2500

New Orleans, Louisiana 70130-6103

Fax: (504) 299-3399

Email: kfritscher@hellerdraper.com.

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